Exhibit 99.1

World Kinect Corporation Reports Third Quarter 2024 Results
MIAMI—October 24, 2024—World Kinect Corporation (NYSE: WKC) today reported financial results for the third quarter of 2024.
Results compared to the same period last year are as follows (unaudited - in millions, except percentages and per share data):

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	Change	2024	2023	Change
Volume (1)	4,443	4,536	(2)%	13,230	13,473	(2)%
Revenue	$10,491	$12,245	(14)%	$32,407	$35,708	(9)%
Gross profit	$268	$281	(5)%	$767	$826	(7)%
Operating expenses	$196	$208	(6)%	$587	$612	(4)%
Adjusted operating expenses	$195	$208	(6)%	$576	$612	(6)%
Income (loss) from operations	$72	$73	(1)%	$181	$213	(15)%
Operating margin	27%	26%		24%	26%
Adjusted income from operations	$73	$73	—%	$191	$214	(11)%
Adjusted operating margin	27%	26%		25%	26%
Net income including noncontrolling interest	$35	$35	(1)%	$169	$89	91%
Adjusted EBITDA	$100	$101	(1)%	$267	$287	(7)%
Diluted earnings per common share	$0.57	$0.58	(2)%	$2.82	$1.41	100%
Adjusted diluted earnings per common share	$0.62	$0.58	7%	$1.56	$1.41	11%
(1)Includes gallons and gallon equivalents converted as described in the table below.
"We delivered solid results in the third quarter, with our aviation business delivering strong seasonal performance," said Michael J. Kasbar, Chairman and Chief Executive Officer. "Looking forward, we remain dedicated to driving growth in our core business activities, worldwide, while continuing to refine our land portfolio, which should further enhance our operating efficiencies and improve returns."

"We repurchased $28 million of shares during the third quarter, reinforcing our continued confidence in the company’s performance and our commitment to driving shareholder value," said Ira M. Birns, Executive Vice President and Chief Financial Officer. "We also remain committed to executing on our medium-term financial targets to drive sustainable and profitable growth."

Third Quarter 2024 Compared to 2023
Year-Over-Year Highlights
•Revenue of $10.5 billion, a decrease of 14%.
•Gross profit of $268.1 million, a decrease of 5%.
•Net income of $33.5 million, a decrease of 4%.
•Adjusted EBITDA of $100.1 million, a decrease of 1%.
Year-Over-Year Segment Profitability
•Aviation – Gross profit of $129.0 million, an increase of 3%, primarily attributable to stronger physical inventory-related profitability in our core commercial business, partially offset by the sale of Avinode during the second quarter of 2024.
•Land – Gross profit of $101.9 million, a decrease of 16%, principally driven by continued unfavorable market conditions principally in Brazil and our North America fuels business.
•Marine – Gross profit of $37.2 million, an increase of 7%, principally due to a higher profit contribution from our resale businesses.
Year-to-Date 2024 Compared to 2023
Year-Over-Year Highlights
•Revenue of $32.4 billion, a decrease of 9%.
•Gross profit of $767.5 million, a decrease of 7%.
•Net income of $169.2 million (including an after-tax gain on sale of $84.8 million), an increase of 93%.
•Adjusted EBITDA of $266.9 million, a decrease of 7%.
Year-Over-Year Segment Profitability
•Aviation – Gross profit of $365.2 million, an increase of 3%.
•Land – Gross profit of $280.1 million, a decrease of 18%.
•Marine – Gross profit of $122.2 million, a decrease of 5%.
Earnings Conference Call
An investor conference call will be held today, October 24, 2024, at 5:00 PM Eastern Time to discuss third quarter results. Participants can access the live webcast by visiting our website at ir.worldkinect.com. An on-demand replay of the webcast will be available shortly after the call.
About World Kinect Corporation
Headquartered in Miami, Florida, World Kinect Corporation (NYSE: WKC) is a global energy management company offering fulfillment and related services to more than 150,000 customers across the aviation, marine, and land-based transportation sectors. We also supply natural gas and power in the United States and Europe along with a growing suite of other sustainability-related products and services.
For more information, visit world-kinect.com.

Contacts:
Ira M. Birns, Executive Vice President & Chief Financial Officer
Braulio Medrano, Senior Director FP&A and Investor Relations

investor@worldkinect.com
Definitions
•"Net income" means net income (loss) attributable to World Kinect as presented in the Statements of Income and Comprehensive Income.
~~•~~"Operating margin" means income from operations as a percentage of gross profit.
Non-GAAP Financial Measures
We believe that the non-GAAP financial measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful to investors to further aid in evaluating our ongoing financial performance and to provide greater transparency as supplemental information to our GAAP results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of the non-GAAP financial measures may not be comparable to the presentation of such metrics by other companies.
Our non-GAAP financial measures exclude acquisition and divestiture related expenses, costs associated with restructuring activities (including exit activities), impairments, gains or losses on the extinguishment of debt, gains or losses on sale of businesses, integration costs associated with our acquisitions, and non-operating legal settlements, primarily because we do not believe they are reflective of our core operating results. We also exclude costs associated with a previously disclosed erroneous bid made in the Finnish power market (the "Finnish bid error") that resulted in the extraordinary losses.
We use the following non-GAAP measures:
•Adjusted net income attributable to World Kinect ("Adjusted net income") is defined as net income excluding the impact of acquisition and divestiture related expenses, costs associated with restructuring activities (including exit activities), impairments, gains or losses on the extinguishment of debt, gains or losses on sale of businesses, integration costs, non-operating legal settlements, and costs associated with the Finnish bid error.
•Adjusted diluted earnings per common share is computed by dividing adjusted net income by the sum of the weighted average number of shares of common stock outstanding for the period and the number of additional shares of common stock that would have been outstanding if our outstanding potentially dilutive securities had been issued. Potentially dilutive securities include share-based compensation awards, such as non-vested restricted stock units, performance stock units where the performance requirements have been met, and settled stock appreciation rights awards.
•Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") is defined as net income including noncontrolling interest and excluding the impact of interest, income taxes, and depreciation and amortization, in addition to acquisition and divestiture related expenses, costs associated with restructuring activities (including exit activities), impairments, gains or losses on sale of businesses, integration costs, non-operating legal settlements, and costs associated with the Finnish bid error.
•Adjusted income from operations is defined as income from operations excluding the impact of acquisition and divestiture related expenses, costs associated with restructuring activities (including exit activities), impairments, integration costs, and costs associated with the Finnish bid error.
~~•~~Adjusted income from operations as a percentage of adjusted gross profit ("Adjusted operating margin") is computed by dividing Adjusted income from operations by Adjusted gross profit (as defined below).

•Adjusted operating expenses is defined as operating expenses excluding the impact of acquisition and divestiture related expenses, costs associated with restructuring activities (including exit activities), impairments, integration costs, and costs associated with the Finnish bid error.
•Consolidated and Land Adjusted gross profit is defined as gross profit excluding the impact of costs associated with the Finnish bid error.
Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures in this press release and on our website.
Information Relating to Forward-Looking Statements
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe," "anticipate," "expect," "estimate," "project," "could," "would," "will," "will be," "will continue," "plan," or words or phrases of similar meaning. Specifically, this release includes forward-looking statements regarding improved operating efficiencies, performance of our core businesses, and the achievement of our financial goals. Our forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in our Securities and Exchange Commission ("SEC") filings, including our most recent Annual Report on Form 10-K filed with the SEC. Actual results may differ materially from any forward-looking statements due to risks and uncertainties, including, but not limited to: customer and counterparty creditworthiness and our ability to collect accounts receivable and settle derivative contracts; changes in the market prices of energy or commodities or extremely high or low fuel prices that continue for an extended period of time; adverse conditions in the industries in which our customers operate; our inability to effectively mitigate certain financial risks and other risks associated with derivatives and our physical fuel products; our ability to achieve the expected level of benefit from our restructuring activities and cost reduction initiatives; relationships with our employees and potential labor disputes associated with employees covered by collective bargaining agreements; our failure to comply with restrictions and covenants governing our outstanding indebtedness; the impact of cyber and other information technology or security related incidents on us, our customers or other parties; changes in the political, economic or regulatory environment generally and in the markets in which we operate, including as a result of the current conflicts in Eastern Europe and the Middle East and the 2024 U.S. presidential election; greenhouse gas reduction programs and other environmental and climate change legislation adopted by governments around the world, including cap and trade regimes, carbon taxes, increased efficiency standards and mandates for renewable energy, each of which could increase our operating and compliance costs as well as adversely impact our sales of fuel products; changes in credit terms extended to us from our suppliers; non-performance of suppliers on their sale commitments and customers on their purchase commitments; non-performance of third-party service providers; our ability to effectively integrate and derive benefits from acquired businesses; our ability to meet financial forecasts associated with our operating plan; lower than expected cash flows and revenues, which could impair our ability to realize the value of recorded intangible assets and goodwill; the availability of cash and sufficient liquidity to fund our working capital and strategic investment needs; currency exchange fluctuations; inflationary pressures and their impact on our customers or the global economy, including sudden or significant increases in interest rates or a global recession; our ability to effectively leverage technology and operating systems and realize the anticipated benefits; failure to meet fuel and other product specifications agreed with our customers; environmental and other risks associated with the storage, transportation and delivery of petroleum products; reputational harm from adverse publicity arising out of spills, environmental contamination or public perception about the impacts on climate change by us or other companies in our industry; risks associated with operating in high-risk locations, including supply disruptions, border closures and other logistical difficulties that arise when working in these areas; uninsured or underinsured losses; seasonal variability that adversely affects our revenues and operating results, as well as the impact of natural disasters, such as earthquakes, hurricanes and wildfires; declines in the value and liquidity of cash equivalents and investments; our ability to retain and attract senior management and other key employees; changes in U.S. or foreign tax laws, interpretations of such laws, changes in the mix of taxable income among different tax jurisdictions, or adverse results of tax audits, assessments, or disputes; our failure to generate sufficient future taxable income in jurisdictions with material deferred tax assets and net operating loss carryforwards; changes in multilateral conventions, treaties, tariffs or other arrangements between or among sovereign nations; our ability to comply with U.S. and international laws and regulations, including those related to anti-corruption, economic sanction programs and environmental matters; the outcome of litigation, regulatory investigations and other legal matters, including the associated legal and other costs; and other risks described from time to time in our SEC filings. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise, except as required by law.

-- Some amounts in this press release may not add due to rounding. All percentages have been calculated using unrounded amounts --

WORLD KINECT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
 (Unaudited - In millions, except per share data)

	September 30, 2024	December 31, 2023
Assets:
Current assets:
Cash and cash equivalents	$373.8	$304.3
Accounts receivable, net of allowance for credit losses of $20.2 million and $18.3 million as of September 30, 2024 and December 31, 2023, respectively	2,476.1	2,735.5
Inventories	619.9	664.6
Prepaid expenses	89.8	77.6
Short-term derivative assets, net	188.2	275.4
Other current assets	423.0	446.4
Total current assets	4,170.7	4,503.8
Property and equipment, net	505.6	515.3
Goodwill	1,181.7	1,238.0
Identifiable intangible assets, net	266.3	299.7
Other non-current assets	860.3	818.6
Total assets	$6,984.6	$7,375.3
Liabilities:
Current liabilities:
Current maturities of long-term debt	$85.0	$78.8
Accounts payable	2,750.8	3,097.6
Short-term derivative liabilities, net	90.4	128.2
Accrued expenses and other current liabilities	657.0	745.0
Total current liabilities	3,583.1	4,049.7
Long-term debt	798.0	809.1
Other long-term liabilities	552.4	566.9
Total liabilities	4,933.6	5,425.7
Commitments and contingencies
Equity:
World Kinect shareholders' equity:
Preferred stock, $1.00 par value; 0.1 shares authorized, none issued	—	—
Common stock, $0.01 par value; 100.0 shares authorized, 58.1 and 59.8 issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	0.6	0.6
Capital in excess of par value	64.3	109.6
Retained earnings	2,120.6	1,981.6
Accumulated other comprehensive income (loss)	(141.1)	(148.9)
Total World Kinect shareholders' equity	2,044.4	1,943.0
Noncontrolling interest	6.6	6.7
Total equity	2,051.0	1,949.6
Total liabilities and equity	$6,984.6	$7,375.3

WORLD KINECT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
 (Unaudited – In millions, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$10,490.9	$12,245.3	$32,407.5	$35,707.6
Cost of revenue	10,222.8	11,963.9	31,640.0	34,881.8
Gross profit	268.1	281.4	767.5	825.8
Operating expenses:
Compensation and employee benefits	122.9	132.0	357.7	376.3
General and administrative	71.8	76.1	219.7	235.9
Asset impairments	1.2	—	3.6	0.3
Restructuring charges	—	—	5.7	—
Total operating expenses	195.8	208.2	586.7	612.5
Income (loss) from operations	72.3	73.3	180.7	213.3
Non-operating income (expenses), net:
Interest expense and other financing costs, net	(24.0)	(28.6)	(80.4)	(95.4)
Other income (expense), net	1.3	1.6	96.4	(4.7)
Total non-operating income (expense), net	(22.6)	(26.9)	16.0	(100.0)
Income (loss) before income taxes	49.6	46.3	196.7	113.3
Provision for income taxes	14.6	10.8	27.6	24.8
Net income (loss) including noncontrolling interest	35.0	35.5	169.1	88.5
Net income (loss) attributable to noncontrolling interest	1.5	0.6	(0.1)	0.9
Net income (loss) attributable to World Kinect	$33.5	$34.9	$169.2	$87.7
Basic earnings (loss) per common share	$0.57	$0.58	$2.84	$1.42
Basic weighted average common shares	58.8	60.3	59.5	61.7
Diluted earnings (loss) per common share	$0.57	$0.58	$2.82	$1.41
Diluted weighted average common shares	59.2	60.4	60.0	62.1
Comprehensive income:
Net income (loss) including noncontrolling interest	$35.0	$35.5	$169.1	$88.5
Other comprehensive income (loss):
Foreign currency translation adjustments	17.1	(18.1)	16.5	(3.3)
Cash flow hedges, net of income tax expense (benefit) of ($2.1) and ($2.2) for the three months ended September 30, 2024 and 2023, respectively, and net of income tax expense (benefit) of ($3.2) and ($2.3) for the nine months ended September 30, 2024 and 2023, respectively	(5.9)	(5.4)	(8.8)	(6.4)
Total other comprehensive income (loss)	11.2	(23.5)	7.8	(9.8)
Comprehensive income (loss) including noncontrolling interest	46.2	12.0	176.9	78.8
Comprehensive income (loss) attributable to noncontrolling interest	1.5	0.6	(0.1)	0.9
Comprehensive income (loss) attributable to World Kinect	$44.7	$11.5	$177.0	$77.9

WORLD KINECT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - In millions)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Cash flows from operating activities:
Net income (loss) including noncontrolling interest	$35.0	$35.5	$169.1	$88.5
Adjustments to reconcile net income including noncontrolling interest to net cash provided by operating activities:
Unrealized (gain) loss on derivatives	(14.4)	(45.6)	32.0	(191.7)
(Gain) loss on sale of business	—	(0.6)	(96.0)	(0.6)
Depreciation and amortization	25.5	26.1	75.3	77.8
Noncash operating lease expense	8.2	7.6	24.2	26.6
Provision for credit losses	1.5	2.7	5.5	5.2
Share-based payment award compensation costs	5.9	6.2	17.7	16.2
Deferred income tax expense (benefit)	13.5	(4.3)	(18.0)	(4.4)
Unrealized foreign currency (gains) losses, net	5.3	0.6	19.4	(9.5)
Other	6.5	6.3	20.7	16.8
Changes in assets and liabilities, net of acquisitions and divestitures:
Accounts receivable, net	137.4	(431.3)	252.2	389.1
Inventories	24.6	(100.0)	43.1	128.1
Prepaid expenses	(6.0)	(6.8)	(16.4)	(8.2)
Other current assets	(13.0)	(10.5)	3.1	(38.3)
Cash collateral with counterparties	(2.8)	7.4	76.7	188.8
Other non-current assets	(18.4)	(17.7)	(84.9)	(73.7)
Change in derivative assets and liabilities, net	(1.6)	(4.3)	(5.8)	(6.1)
Accounts payable	(250.8)	609.7	(353.6)	(216.9)
Accrued expenses and other current liabilities	2.7	15.7	(43.2)	(114.6)
Other long-term liabilities	2.2	(16.3)	18.5	(6.5)
Net cash provided by (used in) operating activities	(38.5)	80.4	139.6	266.8
Cash flows from investing activities:
Proceeds from sale of business, net of divested cash	(0.3)	—	200.1	—
Capital expenditures	(18.2)	(21.4)	(50.3)	(67.9)
Other investing activities, net	(46.4)	0.1	(50.9)	(9.5)
Net cash provided by (used in) investing activities	(65.0)	(21.3)	98.9	(77.4)
Cash flows from financing activities:
Borrowings of debt	862.0	830.0	2,747.0	4,051.3
Repayments of debt	(870.1)	(831.3)	(2,766.1)	(4,362.7)
Issuance of Convertible Notes	—	—	—	350.0
Dividends paid on common stock	(10.1)	(8.4)	(28.6)	(25.7)
Repurchases of common stock	(28.3)	—	(57.4)	(50.0)
Purchase of convertible note hedges	—	—	—	(70.5)
Sale of warrants	—	—	—	40.0
Payments of deferred consideration for acquisitions	(0.4)	(0.1)	(51.3)	(62.9)
Other financing activities, net	(1.0)	(1.4)	(6.1)	(10.0)
Net cash provided by (used in) financing activities	(47.8)	(11.2)	(162.6)	(140.4)
Effect of exchange rate changes on cash and cash equivalents	0.5	(6.2)	(6.4)	(11.8)
Net increase (decrease) in cash and cash equivalents	(150.8)	41.7	69.5	37.2
Cash and cash equivalents, as of the beginning of the period	524.6	293.9	304.3	298.4
Cash and cash equivalents, as of the end of the period	$373.8	$335.6	$373.8	$335.6

WORLD KINECT CORPORATION
BUSINESS SEGMENTS INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
Revenue:	2024	2023	2024	2023
Aviation segment	$5,218.4	$5,983.5	$15,731.3	$17,400.8
Land segment	3,151.6	3,983.5	9,860.6	11,517.1
Marine segment	2,121.0	2,278.2	6,815.6	6,789.8
Total revenue	$10,490.9	$12,245.3	$32,407.5	$35,707.6
Gross profit:
Aviation segment	$129.0	$125.6	$365.2	$354.4
Land segment	101.9	121.2	280.1	342.8
Marine segment	37.2	34.6	122.2	128.6
Total gross profit	$268.1	$281.4	$767.5	$825.8
Income (loss) from operations:
Aviation segment	$68.7	$58.6	$180.6	$150.7
Land segment	15.2	31.8	29.4	82.6
Marine segment	14.9	12.4	52.1	63.0
Corporate overhead - unallocated	(26.5)	(29.5)	(81.4)	(83.0)
Total income (loss) from operations	$72.3	$73.3	$180.7	$213.3
SALES VOLUME SUPPLEMENTAL INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
Volume (Gallons):	2024	2023	2024	2023
Aviation Segment	1,904.6	1,920.4	5,402.7	5,544.1
Land Segment (1)	1,495.6	1,546.0	4,542.9	4,618.3
Marine Segment (2)	1,043.0	1,069.9	3,284.6	3,311.0
Consolidated Total	4,443.2	4,536.2	13,230.2	13,473.3
(1)Includes gallons and gallon equivalents of British Thermal Units (BTU) for our natural gas sales and Kilowatt Hours (kWh) for our power business.
(2)Converted from metric tons to gallons at a rate of 264 gallons per metric ton. Marine segment metric tons were 4.0 and 4.1 for the three months ended September 30, 2024 and 2023, respectively; and 12.4 and 12.5 for the nine months ended September 30, 2024 and 2023, respectively.

WORLD KINECT CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited - In millions, except per share data)

Reconciliation of GAAP to non-GAAP financial measures:	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2024		2023		2024		2023
	Net Income	Diluted Earnings per Share	Net Income	Diluted Earnings per Share	Net Income	Diluted Earnings per Share	Net Income	Diluted Earnings per Share
GAAP measure	$33.5	$0.57	$34.9	$0.58	$169.2	$2.82	$87.7	$1.41
Acquisition and divestiture related expenses	—	—	—	—	—	—	0.5	0.01
(Gain) loss on sale of business	(0.1)	—	—	—	(96.1)	(1.60)	(0.6)	(0.01)
Asset impairments	1.2	0.02	—	—	3.6	0.06	0.3	0.01
Finnish bid error	—	—	—	—	1.3	0.02	—	—
Restructuring charges	—	—	—	—	5.7	0.10	—	—
Income tax impacts	2.1	0.04	—	—	9.9	0.17	—	—
Adjusted non-GAAP measure	$36.7	$0.62	$34.9	$0.58	$93.6	$1.56	$87.8	$1.41

Reconciliation of GAAP to non-GAAP financial measures:	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Net income (loss) including noncontrolling interest	$35.0	$35.5	$169.1	$88.5
Interest expense and other financing costs, net	24.0	28.6	80.4	95.4
Provision (benefit) for income taxes	14.6	10.8	27.6	24.8
Depreciation and amortization	25.5	26.1	75.3	77.8
EBITDA	99.1	101.0	352.4	286.5
Acquisition and divestiture related expenses	—	—	—	0.5
(Gain) loss on sale of business	(0.1)	—	(96.1)	(0.6)
Asset impairments	1.2	—	3.6	0.3
Finnish bid error	—	—	1.3	—
Restructuring charges	—	—	5.7	—
Adjusted EBITDA	$100.1	$101.0	$266.9	$286.7

Reconciliation of GAAP to non-GAAP financial measures:	For the Three Months Ended September 30,
	2024			2023
	Gross Profit	Operating Expenses	Operating Income	Gross Profit	Operating Expenses	Operating Income
GAAP measure	$268.1	$195.8	$72.3	$281.4	$208.2	$73.3
Asset impairments	—	(1.2)	1.2	—	—	—
Adjusted non-GAAP measure	$268.1	$194.7	$73.5	$281.4	$208.2	$73.3

Reconciliation of GAAP to non-GAAP financial measures:	For the Nine Months Ended September 30,
	2024			2023
	Gross Profit	Operating Expenses	Operating Income	Gross Profit	Operating Expenses	Operating Income
GAAP measure	$767.5	$586.7	$180.7	$825.8	$612.5	$213.3
Acquisition and divestiture related expenses	—	—	—	—	(0.5)	0.5
Asset impairments	—	(3.6)	3.6	—	(0.3)	0.3
Finnish bid error	—	(1.3)	1.3	—	—	—
Restructuring charges	—	(5.7)	5.7	—	—	—
Adjusted non-GAAP measure	$767.5	$576.0	$191.4	$825.8	$611.7	$214.2